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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 22, 2003

                         SYNOVIS LIFE TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

                        State of Incorporation: Minnesota
                         Commission File No.: 000-13907
                 I.R.S. Employer Identification No.: 41-1526554

         Address of principal executive offices: 2575 University Ave. W.
                                                 St. Paul, Minnesota 55114

                        Telephone Number: (651) 603-3700

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ITEM 5.  OTHER EVENTS.

Synovis Life Technologies, Inc. today announced that it has completed its previously announced private placement of 1.5 million shares of common stock at an aggregate price of $39 million, or $26.00 per share, resulting in net proceeds of approximately $36.5 million after deducting estimated offering costs and placement agent fees. Proceeds from the private placement will be used for working capital and general corporate purposes, including potential acquisitions.

The sale of securities has been made solely to "accredited investors" as defined in Rule 501(a) of Regulation D and without registration in reliance on exemptions provided by Regulation D and Section 4(2) under the Securities Act of 1933, as amended. However, Synovis is obligated to use its best efforts to file a registration statement covering the resale of the privately placed shares within 15 days of the closing. In addition, Synovis is obligated to use its best efforts to cause the Securities and Exchange Commission to declare such registration statement effective within 60 days after filing, and is subject to certain cash penalties to the investors in the event the resale registration is not filed within 15 days of the closing date, or is not declared effective within 120 days of the closing date.

A copy of a press release regarding the announcement is incorporated herein and attached hereto as Exhibit 99.1. Synovis will also publish the press release, including the supplemental information contained therein, on its website www.synovislife.com.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits.

             10.1 Form of Securities Purchase Agreement dated as of September
                  17, 2003 among Synovis Life Technologies, Inc. and the various purchasers.

             99.1 Synovis Life Technologies, Inc. News Release dated September
                  22, 2003.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               SYNOVIS LIFE TECHNOLOGIES, INC.

                               By: /s/ Connie L. Magnuson
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                                   Connie L. Magnuson
                                   Vice-President of Finance and
                                   Chief Financial Officer

                               Dated: September 22, 2003